                                                                   EXHIBIT 10.46


                             DISTRIBUTION AGREEMENT


      This Distribution Agreement ("Agreement") is dated as of September 25, 2001 (the "Effective Date"), by and between Qualigen, Inc., a Delaware corporation having its principal place of business at 2042 Corte del Nogal, Carlsbad, CA 92009 ("Qualigen"), and Endocare, Inc., a Delaware corporation having its principle place of business at 7 Studebaker, Irvine, CA 92618 ("Endocare").

                                   BACKGROUND

      WHEREAS, Qualigen develops, manufactures, markets and sells the FastPack(R) System, an immunoassay testing system for physician office laboratory use, consisting of the FastPack Analyzer and FastPack disposable test packs for performing a menu of immunoassay tests including, or planned to include but not limited to, Total PSA, Free PSA and Testosterone (said analyzer and disposable test packs hereinafter jointly referred to as the "Products"); and

      WHEREAS, Endocare desires to market and sell the Products in the United States of America; and

      WHEREAS, Qualigen desires to grant Endocare, and Endocare desires to obtain from Qualigen, non-exclusive distribution rights to market and sell the Products to urology practices (the "Authorized Customers") in the United States (hereinafter the "Territory") upon the terms and conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth in this Agreement, Qualigen and Endocare agree as follows:

      Section 1. Appointment.

      1.1 Appointment of Endocare. Qualigen hereby appoints Endocare as a non-exclusive distributor of the Products to Authorized Customers in the Territory. Endocare may sell the Products either as an integral part of its Diagnostic Workstation covered under a prior agreement, or as a stand-alone product covered by this Agreement only to Authorized Customers in the Territory (hereafter the "Market"). Nothing in this Agreement shall be construed to grant any rights to Endocare to market or distribute the Products outside the Territory or to any customers in the Territory that is not an Authorized Customer.

      1.2 Parties Not Authorized to Act on Behalf of Each Other. Each party will act on its own behalf in the performance of this Agreement and not as the agent or legal representative of the other. This Agreement shall not be construed to allow either party to create or assume any obligation on behalf of the other for any purpose whatsoever. Endocare shall be solely responsible for and shall indemnify and hold Qualigen free and harmless from any and all claims, damages or lawsuits (including Qualigen's reasonable attorneys' fee) arising out of the acts of Endocare, its employees or its agents.

      1.3 Endocare Affiliates and Subsidiaries. Endocare may perform its obligations and exercise its rights under this Agreement itself or through an affiliate or subsidiary of Endocare. Endocare shall impose on any affiliate or subsidiary that sells or distributes Products hereunder the duty to comply with the terms of this Agreement. The failure of any such affiliate, subsidiary or other party to perform any such obligations hereunder shall be deemed a default by Endocare under this Agreement on the same basis as Endocare's failure to so perform would be a default. Invoices shall be issued to and product shall be shipped to the entity specified in the applicable purchase order.

      Section 2. Product Orders.

      2.1 Prices. Qualigen will sell Products to Endocare at the prices shown in Exhibit "A."

                                       ***
                                      ***. Prices of the Products may be
changed from time to time by Qualigen through consultation between Qualigen and Endocare, taking into account prevailing market conditions. Qualigen will provide Endocare with sixty (60) days advance written notice of any price changes. Such price changes shall apply only to orders received after the effective date of the change. Price increases shall not affect unfulfilled purchase orders accepted by Qualigen prior to the effective date of the price increase.

      2.2 Order and Acceptance. All purchases of Product initiated by Endocare shall be submitted by written purchase orders sent to Qualigen by mail or facsimile and requesting a delivery date during the term of this Agreement. No order shall be binding upon Qualigen until accepted by Qualigen in writing, and Qualigen shall not have liability to Endocare with respect to purchase orders that are not accepted in writing. Qualigen shall use its reasonable best efforts to notify Endocare of the acceptance or rejection of an order and the assigned delivery date for accepted orders within three (3) business days of receipt of the purchase order. No partial shipment of an order shall constitute the acceptance of the entire order, absent the written acceptance of such entire order. Qualigen shall use its reasonable best efforts to deliver Products at the times specified in its written acceptance of Endocare's purchase orders.

      2.3 Terms of Purchase Orders. Endocare's purchase orders submitted to Qualigen shall be governed by the terms of this Agreement and nothing contained in any such purchase orders shall modify the terms of purchase set forth on this Agreement or add any additional terms or conditions. All purchase orders shall be submitted by fax and paid for in accordance with the payment terms specified in Section 3.2.

      Section 3. Shipment, Risk of Loss, Payment.

      3.1 Shipment, Title, Risk of Loss. All Products purchased by Endocare shall be delivered to Endocare or a party designated by Endocare *** Qualigen's plant, Carlsbad, California. ***
                                      ***
                                      ***.

      3.2 Payment. Endocare will make payment by check or wire transfer within thirty (30) days from date of each invoice. Interest will be payable on payments not received within thirty (30) days from the date of each invoice, at the rate of *** per month on the unpaid balance or the maximum allowed under law, beginning thirty (30) days from the date of invoice.

      Section 4. Representations and Obligations of Qualigen.

      4.1 Contractual Authority. Qualigen represents that it has full right, title and unencumbered proprietary interest in and to the Products and full authority to consummate the transactions contemplated herein. The granting by Qualigen to Endocare of the non-exclusive right to sell the Products does not require the consent, waiver, approval, or authorization of any person or authority and does not violate any other agreements, instruments, or rights of any third party.


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      4.2 Promotional Materials. Qualigen shall provide, in reasonable quantities, sales and promotional material for the Products at Endocare's expense.

      4.3 Non-Discriminatory Pricing. Qualigen will extend to Endocare pricing terms equal to the lowest prices being offered by Qualigen to other distributors of the Products to Authorized Customers in the Territory.

      4.4 Technical Service and Support. Qualigen will provide efficient technical service and customer support to all customers of Endocare both during and following any applicable warranty period. In the event that Qualigen is unable to provide technical or customer support to the customers following the warranty period, Qualigen will provide Endocare with all training and other information and resources necessary to provide efficient technical service and customer support on the Products.

      Section 5. Representations and Obligations of Endocare.

      5.1 Product Promotion. Endocare represents that it has experience in marketing and selling related products to Authorized Customers in the Territory, it has the financial resources to market the Products and it shall use reasonable efforts to actively promote, market and sell the Products to Authorized Customers in the Territory and seek to achieve the maximum utilization potential in the Territory.

      5.2 Sales Forecasts. Endocare shall provide Qualigen with annual forecasts of projected purchases of Products broken out on a quarterly basis and shall update such forecasts throughout the year as reasonably requested by Qualigen and as anticipated variances exceed more than *** of quarterly forecasted amounts. Such forecasts shall be for planning purposes only and shall not constitute binding purchase commitments.

      5.3 Sales Reports.Endocare shall deliver reports of sales, pricing, and other information reasonably requested by Qualigen pertaining to the distribution and marketing of the Products in the Territory.

      5.4 Regulatory Compliance. Endocare will cooperate fully with Qualigen to provide and implement Product tracing and incident notification procedures necessary to comply with FDA medical device reporting requirements and other applicable federal and state legal requirements.

      5.5 Limitations of Authority. Endocare shall not solicit or receive purchase orders from customers who are not Authorized Customers located in the Territory.

      5.6 Competing Products. Endocare shall not directly or indirectly sell, lease or otherwise distribute any product that, in Qualigen's reasonable judgment, competes with the Products, without Qualigen's prior written consent.

      5.7 General Conduct. Endocare shall conduct its business so as to reflect favorably on Qualigen and the Products.


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      Section 6. Shared Obligations of Qualigen and Endocare.

      6.1 Compliance with Laws and Regulations. Endocare and Qualigen shall comply with all applicable laws, statutes, and regulations relating to production, marketing, sales, and distribution of the Products in the Territory.

      6.2 Customer Requirements. Endocare shall assist Qualigen in assessing customer requirements for the Products, including modifications and improvements thereto, in terms of quality, design, functional capability and other features.

      6.3 Expenses and Personnel. Endocare and Qualigen shall be solely responsible for their respective expenses and those of their staff and agents.

      Section 7. Warranty to Endocare's Customers

      7.1 Standard Limited Warranty. Endocare shall pass on to its customers Qualigen's standard limited warranty for the Products set forth in Exhibit "B" hereto, including the limitations set forth therein. The length of the "Warranty Period," as defined in the standard Product Warranty, shall be:

      Analyzer and
      Accessories  - One year on all components.

      Reagent Packs - The lesser of one year or the expiration date set forth on the label. Expiry dated products shall have a minimum shelf life of twelve (12) weeks prior to expiry date from the date of shipment.

      On Products manufactured by third parties and distributed by Qualigen, the manufacturers warranty will be passed on to Endocare's initial purchaser.

      7.2 Warranty Service. Endocare agrees to act as a liaison between Qualigen and Endocare's customers regarding warranted Products and, where appropriate, to perform initial inspection of such Products prior to returning them to Qualigen for warranty service.

      Section 8. Property Rights and Confidentiality

      8.1 Property Rights. Endocare agrees that Qualigen owns all right, title and interest in the Product lines that include the Products now or hereafter subject to this Agreement and in all of Qualigen's patents, trademarks, trade names, inventions, copyrights, know-how and trade secrets relating to the design, manufacture, operations or service of the Products. The use by Endocare of any of these property rights is authorized only for the purposes herein set forth and, upon termination of this Agreement for any reason, such authorization shall cease. The Products are offered for sale and are sold by Qualigen subject in every case to the condition that such sale does not convey any license, expressly or by implication, to manufacture, duplicate, re-label or otherwise copy or reproduce any of the Products.

        8.2 Confidentiality. Endocare acknowledges that by reason of its relationship to Qualigen hereunder it will have access to certain information and materials concerning Qualigen's business plans, customers, technology and Products that are confidential and of substantial value to Qualigen, which value would be impaired if such information were disclosed to third parties. Endocare agrees that it will not use in any way for its own account or the account of any third party, nor disclose to any third party, any such confidential information revealed to it by Qualigen. Endocare shall take every reasonable


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precaution to protect the confidentiality of such information. In the event of termination of this Agreement, there shall be no use or disclosure by Endocare of any confidential information of Qualigen, and Endocare shall not manufacture or have manufactured any devices, components or assemblies utilizing any of Qualigen's confidential information.

      Section 9. Trademarks and Trade Names.

      9.1 Use. During the term of this Agreement, Endocare shall have the right to indicate to the public that it is an authorized distributor of Qualigen's Products and to advertise (within the Territory) such Products under the trademarks, marks and trade names that Qualigen may adopt from time to time ("Qualigen's Trademarks"). Endocare shall not alter or remove any Qualigen's Trademark applied to the Products at the factory. At no time during or after the term of this Agreement shall Endocare challenge or assist others to challenge Qualigen's Trademarks or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to those of Qualigen.

      9.2 Approval of Representation. All representations of Qualigen's Trademarks that Endocare intends to use shall first be submitted to Qualigen for approval of design, color and other details or shall be exact copies of those used by Qualigen. The use of any other mark on a Product in conjunction with the Qualigen Trademarks also shall be submitted to Qualigen for approval under the preceding sentence.

      Section 10. Patent, Copyright and Trademark Indemnity

      10.1 Indemnification. Qualigen shall, at its own expense, defend or settle any claim, suit or proceeding brought against Endocare or its customer for infringement of any United States or foreign patents or trademark by Products sold hereunder, or the use thereof, subject to the limitations hereinafter set forth. Qualigen shall have the sole control of any such action or settlement negotiations and Qualigen agrees to pay, subject to the limitations hereinafter set forth, any final judgment entered against Endocare or its customer on such issue in any such suit or proceeding defended by Qualigen. Endocare agrees that Qualigen shall be relieved of the foregoing obligations unless Endocare or its customer notifies Qualigen promptly in writing of such claim, suit or proceeding and gives Qualigen authority to proceed as contemplated herein.

      10.2 Limitation. Qualigen shall not be obligated to indemnify Endocare under Section 10.1, above, if a claim for patent or trademark infringement is the result of a modification of any Product which was not performed by Qualigen, the use of a Product in combination with any other product or assembly not supplied by Qualigen, or any markings or branding of a Product not applied by Qualigen.

      10.3 Entire Liability. The foregoing provisions of this Section 10 state the entire liability and obligations of Qualigen and the exclusive remedy of Endocare and its customers with respect to any alleged patent or trademark infringement by the Products or any part thereof.

      Section 11. Term and Termination.

      11.1 Term. The term of this Agreement shall commence on the date hereof and continue for five (5) years. After the expiration of the initial five-year term, this Agreement shall automatically renew for successive terms of one year each until terminated by either party, with or without cause, on ninety (90) days written notice.

      11.2 Termination for Cause. Either party may terminate this Agreement for cause upon the breach by the other party of any material term or condition hereof. Upon a material breach, the non-breaching party shall give the breaching party thirty (30) days written notice of the breach. The breaching party shall have thirty (30) days from the sending of the notice in which to cure its breach and avoid termination.

      11.3 Termination Without Cause. Either party may termination this Agreement without cause upon ninety (90) days' written notice to the other party.

      11.4 Customer Supply Following Termination. In the event that Qualigen elects to terminate this Agreement pursuant to Section 10.3 ("Termination Without Cause"), hereof, Qualigen shall continue to sell FastPack test packs to Endocare for a period of one (1) year thereafter in sufficient quantity to meet the ongoing demands of customers to whom Endocare has sold FastPack Systems. Following the end of such one-year period, Qualigen agrees to sell FastPack test packs directly to such customers for as long as demand exists.

      Section 12. Indemnification, Disclaimer of Warranty, Limitation of Liability.

      12.1 Endocare's Indemnification of Qualigen. Endocare shall, at Endocare's sole cost and expense, indemnify, defend and hold Qualigen, its licensors and service providers, and their respective officers, directors, employees, agents and consultants harmless from and against any judgment or settlement and associated litigation and/or settlement costs (including reasonable attorney's fees and costs) that arise out of the negligent or intentionally tortious conduct of Endocare's business, or Endocare's use or sale of Products delivered to it by Qualigen. Qualigen shall provide Endocare with written notification of any claim subject to indemnification pursuant to this Section 12 and of any associated court filings promptly after Qualigen first learns of them. Qualigen shall provide Endocare with such assistance and cooperation as Endocare may reasonably request from time to time in connection with the defense thereof. Qualigen will use reasonable efforts to mitigate all such claims, losses, damages, expense or liability after receipt of notice thereof.

      12.2 Qualigen's Indemnification of Endocare. Qualigen shall, at Qualigen's sole cost and expense, indemnify, defend and hold Endocare, its licensors and service providers, and their respective officers, directors, employees, agents and consultants harmless from and against any judgment or settlement and associated litigation and/or settlement costs (including reasonable attorney's fees and costs) that arise out the Products' failure to meet the applicable Warranty and for any claims based on products liability theory against the Products. Endocare shall provide Qualigen with written notification of any claim subject to indemnification pursuant to this Section 12 and of any associated court filings promptly after the Endocare first learns of them. Endocare shall provide Qualigen with such assistance and cooperation as Qualigen may reasonably request from time to time in connection with the defense thereof. Endocare will use reasonable efforts to mitigate all such claims, losses, damages, expense or liability after receipt of notice thereof.

      12.3 Cross Indemnification. Each party shall indemnify the other against any and all loss, liability, cost or expense, including reasonable attorneys' fees, in any way arising out of any breach of warranty or representation hereunder, or any recklessness or willful misconduct in connection with the implementation and carrying out of the terms of this Agreement.

      Section 13. Notices.

      13.1 Notices. Any notice, request, demand, or other communication required or permitted hereunder shall be deemed to be properly given when received by fax or received by mail, postage prepaid, addressed:

            To Endocare:

                    Endocare, Inc.
                    7 Studebaker
                    Irvine, CA  92618
                    U.S.A.
                    Attention:  ***

            To Qualigen:

                    Qualigen, Inc.
                    2042 Corte del Nogal
                    Carlsbad, CA  92009
                    Attention:  ***


      Section 14. General Provisions

      14.1 Governing Law. This Agreement will be interpreted and construed in accordance with the laws of the State of California, excluding any choice of law provisions, and without regard to which party drafted particular provisions of the Agreement.

      14.2 Arbitration. Any claim, dispute or controversy under this Agreement, including the interpretation of any of the provisions hereof, shall be settled exclusively by arbitration in Los Angeles, California, and shall be conducted in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association ("AAA"). The arbitrator shall be selected jointly by the parties, but if the parties cannot agree upon an arbitrator within thirty (30) days after a parties notifies the other party of its intention to arbitrate, the arbitrator shall be appointed by the AAA. The arbitrator shall render a written opinion stating the reasons for his decision within three (3) months after the request for arbitration. The decision of the arbitrator shall be final and binding upon the parties and shall not be subject to any rights of appeal. Judgment upon an award may be entered in any competent court. Each party shall be responsible for the fees and expenses of its legal counsel and the parties shall share equally in the costs and charges of the AAA and of the arbitrator.

      14.3 Assignment. Neither Qualigen nor Endocare shall assign its rights or obligations under this Agreement without the prior written consent of the other party hereto; provided, however, that Qualigen may, without Endocare's consent, assign this Agreement and its rights and obligations hereunder in connection with the transfer or sale of all or substantially all of Qualigen's assets or equity, or in the event of its merger or consolidation or change in control or similar transaction.

      14.4. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter of this Agreement and merges all prior discussions between them. No modification of or amendment to this Agreement, or any waiver of any rights under this Agreement, shall be effective unless in writing signed by the party to be charged.

      14.5. Headings. The descriptive headings of this Agreement have been inserted for convenience and shall not be deemed to limit or otherwise affect the construction of any provision hereof.

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

      14.6 Severability. If any provision of this Agreement is held to be invalid by a court of competent jurisdiction, then the remaining provisions shall nevertheless remain in full force and effect. The parties agree to re-negotiate in good faith any term held invalid and to be bound by the mutually agreed substitute provision.

      14.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

      IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the date set forth above.


ENDOCARE, INC.                          QUALIGEN, INC.
a Delaware Corporation                  a Delaware Corporation



By: /s/ Paul Mikus                      By: /s/ Michael S. Poirier
    -------------------------------         ---------------------------------
    Paul Mikus                              Michael S. Poirier
    Chairman & CEO                          Chairman & CEO

                                   EXHIBIT "A"

                                   PRICE LIST


Part Number       Product Description                                     Endocare Price
-----------       -------------------                                     --------------
                  SYSTEMS
20000001          FASTPACK(TM) SYSTEM                                            ***

                      Contents:  FastPack Analyzer
                                 FastPack Power/Air Supply
                                 FastPack Sample Dispenser
                                 Multilingual Procedure Manual
                                 FastPack Training Video
                                 Ink Cartridge Kit

                  FASTPACK CASSETTES

                        ***:

25000001          FastPack Total PSA Kit-50                                      ***

25000006          FastPack Free PSA Kit-50                                       ***

25000007          FastPack Testosterone Kit-50                                   ***

                        ***:

25000001          FastPack Total PSA Kit-50                                      ***

25000006          FastPack Free PSA Kit-50                                       ***

25000007          FastPack Testosterone Kit-50                                   ***

                  CALIBRATION PRODUCTS
25000002          FastPack Calibrator Kit                                        ***

250000003         FastPack Controls Kit                                          ***

                  OTHER PRODUCTS
20000009          FastPack Stacking Bracket                                      ***

20000010          Tricontinent(TM) Plastic Pipette                               ***

17000034          Eppendorf(TM) Pipette Tips Pack (qty: 96)                      ***

17000015          US Power Cord (already included in FastPack System)            ***


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
20000011          Ink Cartridge Kit                                              ***

65000001          Procedure Manual--Multilingual                                 ***

68000004          CLIA Compliance Manual                                         ***


          (C) 2001 Qualigen, Inc. All rights reserved. Qualigen and FastPack are trademarks or registered trademarks of Qualigen, Inc. All other trademarks are the property of their respective owners.



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                                   EXHIBIT "B"

                   LIMITED WARRANTY TO DISTRIBUTOR'S CUSTOMERS


The "Warranty Period" for each Product is set forth in the Distribution Agreement. Qualigen will provide the following limited warranty for the Products to the initial purchaser ("Customer") from Distributor. Qualigen warrants that throughout the applicable Warranty Period the Products will be free from defects in materials and workmanship and will perform as set forth in Qualigen' published product specification and operator manual in effect at the time of delivery.

Qualigen's liability for all matters arising under this warranty shall be limited solely to the repair or (in Qualigen's sole discretion) replacement of the Product. If Qualigen reasonably determines that a repair or replacement is covered by this warranty, Qualigen shall bear the cost of shipping the repaired or replacement Product to the Customer. All other shipping costs shall be paid by the Customer. Risk of loss or damage during shipments under this warranty shall be the responsibility of the party shipping the Product. If Product shipped to Qualigen under this warranty is not suitably packaged for shipment, any physical damage present in the Product on receipt by Qualigen (and not previously reported) shall be presumed to have occurred in transit and will be the responsibility of the Customer.

Qualigen shall not be obligated under this warranty if the need for repairs or replacements directly or indirectly results from Customer's: (i) failure to use or store the Product as specified by Qualigen; (ii) failure to properly perform the services or maintenance required in the Operator's Manual for a Product;
(iii) repairs to a Product by persons other than Qualigen service personnel;
(iv) replacement of parts with other than Qualigen genuine parts; (v) negligence or negligent operation of any Product; or (vi) alterations or modifications of any Product without authorization from Qualigen.

THIS WARRANTY, TOGETHER WITH ANY OTHER WRITTEN WARRANTY THAT MAY BE ISSUED BY QUALIGEN, IS THE SOLE AND EXCLUSIVE WARRANTY AS TO QUALIGEN' PRODUCTS, EXTENDS ONLY TO THE CUSTOMER AND IS EXPRESSLY IN LIEU OF ANY ORAL OR IMPLIED WARRANTIES INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR WARRANTY AGAINST INFRINGEMENT.

                             LIMITATION OF LIABILITY

EXCEPT AS PROVIDED IN THE PRODUCT LIABILITY INDEMNIFICATION AGREEMENT OF THE DISTRIBUTION AGREEMENT, IN NO EVENT SHALL QUALIGEN BE LIABLE TO DISTRIBUTOR OR ITS CUSTOMERS OR ANY OTHER PERSON FOR INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS, EVEN IF QUALIGEN HAS BEEN ADVISED OF THE POSSIBILITY THEREFOR, ARISING OUT OF OR IN CONNECTION WITH THE SALE, DELIVERY, INSTALLATION, USE, LOSS OF USE, REPAIR OR PERFORMANCE OF THE PRODUCTS, INCLUDING ALL ADDITIONS TO AND REPLACEMENTS OF THE PRODUCTS OR ANY FAILURE OR DELAY IN CONNECTION WITH ANY OF THE FOREGOING.


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